SMITH CORONA CORPORATION
                            1990 STOCK OPTION PLAN


                           ADOPTED EFFECTIVE AS OF

                               DECEMBER 1, 1989

                     AMENDED THROUGH NOVEMBER 15, 1994



                            SMITH CORONA CORPORATION
                             1990 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                       Page
 ARTICLE I PURPOSE OF PLAN. .  . . .  . . . . . . . . . . . . . . . . .  1
    1.1   Establishment of Plan. . . .. . . . . . . . . . . . . . . . .  1
    1.2   Plan Purpose . . . . . . . .. . . . . . . . . . . . . . . . .  1

ARTICLE II DEFINITIONS . . . . . .  . . . . . . . . . . . . . . . . . .  1
    2.1   "Board"  . . . . . . . .  . . . . . . . . . . . . . . . . . .  1
    2.2   "Change of Control". . .  . . . . . . . . . . . . . . . . . .  1
    2.3   "Committee". . . . . . .  . . . . . . . . . . . . . . . . . .  1
    2.4   "Company". . . . . . . .  . . . . . . . . . . . . . . . . . .  1
    2.5   "Date of Grant". . . . .  . . . . . . . . . . . . . . . . . .  1
    2.6   "Disability" . . . . . .  . . . . . . . . . . . . . . . . . .  1
    2.7   "Expiration Date". . . .  . . . . . . . . . . . . . . . . . .  1
    2.8   "Option" . . . . . . . .  . . . . . . . . . . . . . . . . . .  2
    2.9   "Optionee" . . . . . . .  . . . . . . . . . . . . . . . . . .  2
    2.10  "Retirement" . . . . . .  . . . . . . . . . . . . . . . . . .  2
    2.11  "Share" or "Shares". . .  . . . . . . . . . . . . . . . . . .  2
    2.12  "Special Employment Termination" .. . . . . . . . . . . . . .  2
    2.13  "Terminated" or "Termination for Cause". .. . . . . . . . . .  2

ARTICLE III RIGHTS TO BE GRANTED . . . . . . . . . . . .. . . . . . . .  3
    3.1   Non qualified Options. . . . . . . . . . . . .. . . . . . . .  3

ARTICLE IV STOCK SUBJECT TO PLAN . . . . .. . . . . . . . . . . . . . .  3
    4.1   Shares Available . . . . . . . .. . . . . . . . . . . . . . .  3
    4.2   Stock Subject to Expired Options. . . . . . . . . . . . . . .  3

ARTICLE V ADMINISTRATION OF PLAN . . . . . . . . . . . . .. . . . . . .  3
    5.1   Administration . . . . . . . . . . . . . . . . .. . . . . . .  3

ARTICLE VI GRANT OF RIGHTS . . . . . . . . . . . . . . . .. . . . . . .  3
    6.1   Option Grants. . . . . . . . . . . . . . . . . .. . . . . . .  3

ARTICLE VII ELIGIBILITY. . . . . . . . . . . . . . . . . .. . . . . . .  3
    7.1   Eligibility. . . . . . . . . . . . . . . . . . .. . . . . . .  3

ARTICLE VIII OPTION AGREEMENTS AND TERMS . . .  . . . . . . . . . . . .  4
    8.1   Time of Grant. . . . . . . . . . . .  . . . . . . . . . . . .  4
    8.2   Option Price . . . . . . . . . . . .  . . . . . . . . . . . .  4
    8.3   Restrictions on Transferability. . .  . . . . . . . . . . . .  4
    8.4   Payment Upon Exercise of Options . .  . . . . . . . . . . . .  4
    8.5   Issuance of Certificate Upon Exercise of Options . . . .. . .  4
    8.6   Fractional Shares. . . . . . . . . . . . . . . . . . . .. . .  4
    8.7   Vesting of Options . . . . . . . . . . . . . . . . . . .. . .  5
    8.8   Expiration of Options. . . . . . . . . . . . . . . . . .. . .  5
    8.9   Date of Exercise . . . . . . . . . . . . . . . . . . . .. . .  5
    8.10  Multiple Grants of Options . . . . . . . . . . . . . . .. . .  5

ARTICLE IX RIGHTS AS SHAREHOLDERS. . .  . . . . . . . . . . . . . . . .  5
    9.1   Shareholder Rights . . . . .  . . . . . . . . . . . . . . . .  5

ARTICLE X CHANGES IN CAPITALIZATION, MERGERS, DISPOSITIONS AND
          CERTAIN OTHER TRANSACTIONS . . . . . . . . .. . . . . . . . .  6
    10.1  Changes in Capitalization. . . . . . . . . .. . . . . . . . .  6
    10.2  Other Transactions . . . . . . . . . . . . .. . . . . . . . .  6

ARTICLE XI PLAN NOT TO AFFECT EMPLOYMENT . . . . . . . . .. . . . . . .  6
    11.1  Employment . . . . . . . . . . . . . . . . . . .. . . . . . .  6

ARTICLE XII INTERPRETATION . . . . . . .. . . . . . . . . . . . . . . .  6
    12.1  In General . . . . . . . . . .. . . . . . . . . . . . . . . .  6
    12.2  Securities Laws. . . . . . . .. . . . . . . . . . . . . . . .  6

ARTICLE XIII AMENDMENTS. . . . . . . . . . .  . . . . . . . . . . . . .  7
    13.1  Amendments . . . . . . . . . . . .  . . . . . . . . . . . . .  7

ARTICLE XIV EFFECTIVE DATE AND TERM OF PLAN. . . . . .  . . . . . . . .  7
    14.1  Effective Date and Term. . . . . . . . . . .  . . . . . . . .  7

ARTICLE XV GENERAL . . . . . . . . . . . .. . . . . . . . . . . . . . .  7
    15.1  Applicable Law . . . . . . . . .. . . . . . . . . . . . . . .  7



                            SMITH CORONA CORPORATION
                             1990 STOCK OPTION PLAN

                                   ARTICLE I
                                PURPOSE OF PLAN


    1.1 Establishment of Plan. The Company (as herein defined) hereby establishes a stock option plan, as set forth herein, which shall be known as the Smith Corona Corporation 1990 Stock Option Plan (hereinafter the "Plan").

    1.2 Plan Purpose. The purpose of the Plan is to assist the Company in retaining valued employees by offering them a stake in the Company s success and to promote decision-making at the executive level that leads to the enhancement of shareholders value.

                                   ARTICLE II
                                  DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. Any masculine terminology shall be deemed to refer either to a male or a female, and the definition of any terms in the singular shall also include the plural, whichever is appropriate in the context.

    2.1  "Board" means the Board of Directors of the Company.

    2.2 "Change of Control" means (1) a reorganization, consolidation or merger of the Company with or into another entity, (2) a sale, transfer or lease of substantially all of the Company s property or (3) the acquisition by an entity or group not affiliated with Hanson PLC or the Company, of 20% or more of the outstanding Shares unless Hanson PLC also owns 20% or more of the outstanding Shares on and after such acquisition.

    2.3  "Committee" means the committee described in Article V.

    2.4 "Company" means Smith Corona Corporation and, where the context requires, a subsidiary of Smith Corona Corporation.

    2.5  "Date of Grant" means the date on which an Option is granted.

    2.6 "Disability" means disability as defined in the Company s Long-Term Disability Plan.

    2.7  "Expiration Date" means the earliest of the following:

           (i) if Optionee shall cease to be employed by the Company for any reason other than death, Disability, Retirement or Termination for Cause, thirty (30) days after the date of termination of employment; or

          (ii) if Optionee shall cease to be employed by the Company because of Disability, death or as a result of a Special Employment Termination, the date twelve(12) months after the date Optionee terminates employment because of Disability, death or a Special Employment Termination; or

         (iii) if Optionee shall cease to be employed by the Company because of Retirement, the later of twelve (12) months from the date of Retirement, or three (3) years and six (6) months from the Date of Grant; or

          (iv) if the Optionee is Terminated for Cause, the date of termination of employment; or

          (v)  the day before the tenth anniversary of the Date of Grant.

    2.8 "Option" means any stock option granted under the Plan and described in Article III.

    2.9 "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

    2.10 "Retirement" means retirement on or after the earliest date permitted under the terms of the Company s pension plans as amended from time to time.

    2.11 "Share" or "Shares" means a share or shares of Common Stock, $.01 par value, of the Company.

    2.12 "Special Employment Termination" means either (A) termination of employment within eighteen (18) months after a Change of Control either (i) by action of the Company other than a Termination for Cause or (ii) voluntarily by the Optionee on account of (a) reduction in the Optionee s base salary in effect immediately prior to the Change of Control, (b) discontinuance of any bonus or other compensation plan (including, without limitation, the Company s Supplemental Executive Retirement Plan), any stock-related plan (including, without limitation, the Plan), life insurance plan, health plan, disability plan, vacation plan, severance plan or similar benefit plan (as the same existed immediately prior to the Change of Control) in which the Optionee participated or was eligible to participate immediately prior to the Change of Control unless the Optionee is simultaneously accorded an equivalent benefit or opportunity or any amendment to any such plan which adversely affects the Optionee s participation in, eligibility for, or materially reduces benefits under, any such plan, unless the Optionee is simultaneously accorded an equivalent benefit or opportunity, (c) the Optionee s demotion or a material reduction in the Optionee s duties or responsibilities from those which existed immediately prior to the Change of Control other than as a natural consequence, after the Change of Control, of the Company no longer being subject to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Company being a subsidiary or division of the acquiror or (d) the assignment of new duties requiring a relocation of the Optionee s domicile; or (B) with respect to any Optionee employed by a subsidiary of the Company, a sale or other disposition of such subsidiary to an entity or group not affiliated with Hanson PLC or the Company irrespective of whether the Optionee continues in the employment of the acquiror.

    2.13 "Terminated" or "Termination for Cause" means a termination on account of (i) a material breach by Optionee of his or her obligations to the Company, (ii) employment by another firm while in the Company s employ,
(iii) theft, embezzlement, bribery or act of comparable dishonesty or disloyalty or breach of trust against the Company, (iv) the conviction of the Optionee for a felony (or a plea of nolo contendere thereto), or (v) the willful engaging by the Optionee in conduct materially injurious to the Company.


                                  ARTICLE III
                              RIGHTS TO BE GRANTED

    3.1 Non-qualified Options. Rights that may be granted under the Plan are non-qualified stock options, which give the Optionee the right to purchase a specified number of Shares for a price established by the Committee for a specified period of time all as set forth in the Option Agreement.


                                   ARTICLE IV
                             STOCK SUBJECT TO PLAN

    4.1 Shares Available. A total of 3,900,000 Shares in the aggregate will be reserved for and may be issued pursuant to the Plan upon exercise of Options. The Shares so delivered may, at the option of the Company, be either treasury Shares or Shares originally issued for such purposes.

    4.2 Stock Subject to Expired Options. If an Option covering Shares terminates or expires without having been exercised in whole or in part, other Options may be granted covering the Shares as to which the unexercised Option relates.


                                   ARTICLE V
                             ADMINISTRATION OF PLAN

    5.1 Administration. The Plan shall be administered by the Compensation and Benefits Committee of the Board ("Committee"), which shall be composed of not less than three (3) directors of the Company appointed by the Board, none of whom shall be eligible (or shall have been eligible within one (1) year prior to the date of his appointment) to be granted Options under the Plan or to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling him or her to acquire stock, stock options or stock appreciation rights of the Company.

                                   ARTICLE VI
                                GRANT OF RIGHTS

    6.1 Option Grants. The Committee may grant Options to eligible employees of the Company in such number and with such frequency as the Committee determines in its sole discretion.


                                  ARTICLE VII
                                  ELIGIBILITY

    7.1 Eligibility. Eligible employees to whom Options may be granted shall be officers and other key employees of the Company, including persons who are also officers and other key employees of a subsidiary of the Company.


                                  ARTICLE VIII
                          OPTION AGREEMENTS AND TERMS

    All Options shall be evidenced by Option Agreements that shall be executed on behalf of the Company and by the Optionee to whom such Options are granted. The terms of each Option Agreement shall be determined from time to time by the Committee, consistent, however, with the following:

    8.1 Time of Grant. All Options shall be granted within ten (10) years from the earlier of (a) the effective date of adoption of the Plan by the Board or (b) approval of the Plan by the shareholders of the Company.

    8.2 Option Price. The option price per Share shall be determined by the Committee but shall be equal to or greater than the fair market value of a Share. For the purposes of this Plan, the fair market value on any date shall be the average of the high and low sale prices of a Share as quoted on the New York Stock Exchange.

    8.3 Restrictions on Transferability. No Option shall be transferable or assignable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, an Option shall be exercisable only by such Optionee. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8.7(a).

    8.4 Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or in Shares already owned by the Optionee having a total fair market value upon such exercise, as determined by the Committee, equal to the option price or a combination of cash and Shares having a total fair market value, as so determined, equal to the option price.

    8.5 Issuance of Certificate Upon Exercise of Options. Upon payment of the option price and satisfaction of the requirements of the Option Agreement, a certificate for the number of whole Shares and a check for the fair market value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Company; provided, however, that the Optionee has remitted to the Company an amount determined by the Company, necessary to satisfy applicable federal, state or local tax withholding requirements. The Company shall not be obligated to deliver any certificates for Shares until there has been such compliance with such laws or regulations as the Company may deem applicable including tax withholding requirements under federal, state, or local laws. The Company shall use its best efforts to effect such compliance.

    8.6 Fractional Shares. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash.

    8.7 Vesting of Options. An Option shall not be exercisable, in whole or in part, until the completion of three (3) years of service with the Company (including any approved leave of absence) following the Date of Grant, except, however,

              (a) In the event an Optionee ceases to be employed by the Company by reason of his death, any Option held by such Optionee shall be exercisable for a period of up to twelve (12) months from the date of death by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution.

              (b) In the event an Optionee ceases to be employed by the Company by reason of his Disability, an Option held by such Optionee shall be exercisable for a period of up to twelve (12) months from the date of such termination.

              (c) In the event an Optionee ceases to be employed by the Company by reason of his Retirement, an Option held by such Optionee shall be exercisable for a period not to exceed the later of,

                   (1)  twelve (12) months from the date of retirement, or

                   (2) three (3) years and six (6) months from the Date of Grant.

              (d) In the event an Optionee incurs a Special Employment Termination, any Option held by such Optionee shall be exercisable for a period of up to twelve (12) months from the effective date of such Special Employment Termination.

    8.8 Expiration of Options. No Option granted hereunder shall be exercisable after the Expiration Date.

    8.9 Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Company at its main office, is hand delivered, telecopied, or mailed first class postage prepaid; provided, however, that the Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares in accordance with Section 8.5 and applicable income withholding taxes.

    8.10 Multiple Grants of Options. The grant, exercise, termination or expiration of any Option shall have no effect upon any other Option held by the same Optionee.


                                   ARTICLE IX
                             RIGHTS AS SHAREHOLDERS

    9.1 Shareholder Rights. An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the date of the issuance to him of a stock certificate for such Shares.


                                   ARTICLE X
                      CHANGES IN CAPITALIZATION, MERGERS,
                  DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

    10.1 Changes in Capitalization. In the event of a stock dividend, stock split, recapitalization, subdivision, issuance of rights, or other similar corporate change, the Board or Committee shall make full anti-dilution adjustments in the aggregate number of Shares that may be covered by Options issued pursuant to the Plan and the number of Shares subject to, and the option price of, each then outstanding Option.

    10.2 Other Transactions. If during the term of any Option, the Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Company, the Company may take such action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.


                                   ARTICLE XI
                         PLAN NOT TO AFFECT EMPLOYMENT

    11.1 Employment. Neither the Plan nor any Option shall confer upon any employee of the Company any right to continue in the employment of the Company.

                                  ARTICLE XII
                                 INTERPRETATION

    12.1 In General. The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. All interpretations and determinations of the Committee shall be final, conclusive and binding on all interested parties. Options granted under the Plan shall be non-qualified options, which shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended, and the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

    12.2 Securities Laws. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and any applicable state securities laws.


                                  ARTICLE XIII
                                   AMENDMENTS

    13.1 Amendments. The Plan may be amended by the Board, but any amendment that requires the approval of the shareholders of the Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, shall require the approval of the holders of such portion of the shares of the capital stock of the Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Company s By-laws, as then in effect, to make the amendment effective. No outstanding Option shall be adversely affected by any amendment without the written consent of the Optionee or other person then entitled to exercise such Option.


                                  ARTICLE XIV
                        EFFECTIVE DATE AND TERM OF PLAN

    14.1 Effective Date and Term. The Plan shall become effective on the date determined when the Plan is adopted by the Board, and shall expire no later than ten (10) years from such date, unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Company for their approval following the adoption of the Plan by the Board. Any Option granted before the approval of the Plan by the Company s shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval. If such shareholder approval is not received before one (1) year from the effective date of adoption, the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire.



                                   ARTICLE XV
                                    GENERAL

    15.1 Applicable Law. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the Delaware General Corporation Law and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the By-laws of the Company, as amended from time to time. The interpretation or construction of the Plan shall be governed by the laws of the State of New York, without bringing into effect the principles of conflicts of law.